As filed with the Securities and Exchange Commission on July 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coastal Financial Corporation

(Exact name of registrant as specified in its charter)

Washington	6022	56-2392007
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5415 Evergreen Way

Everett, Washington 98203

(425) 257-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric M. Sprink

President and Chief Executive Officer

Coastal Financial Corporation

5415 Evergreen Way

Everett, Washington 98203

(425) 257-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank M. Conner III, Esq.
Aaron M. Kaslow, Esq.	Michael P. Reed, Esq.
Stephen F. Donahoe, Esq.	Christopher J. DeCresce, Esq.
Kilpatrick Townsend & Stockton LLP	Covington & Burling LLP
607 14th Street, NW, Suite 900	One CityCenter
Washington, DC 20005	850 Tenth Street, NW
Telephone: (202) 508-5800	Washington, DC 20001
Facsimile (202) 204-5600	Telephone: (202) 662-6000
Facsimile: (202) 662-6291

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-225715

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, no par value	149,500	$14.50	$2,167,750	$270

(1)	Includes 19,500 shares of common stock that the underwriters have the option to purchase from the registrant in this offering. The shares being registered under this Registration Statement are in addition to the 3,128,000 shares registered pursuant to the registrant’s Registration Statement on Form S-1 (Registration No. 333-225715).
(2)	Based on the public offering price.
(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Coastal Financial Corporation (the “Registrant”) with respect to the registration of additional shares of common stock. This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (Registration No. 333-225715), originally filed with the Commission on June 19, 2018, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on July 17, 2018. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by 149,500 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Kilpatrick Townsend & Stockton LLP

23.1	Consent of Kilpatrick Townsend & Stockton LLP (contained in Exhibit 5.1)

23.2	Consent of Moss Adams LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Everett, Washington on the 17th day of July, 2018.

COASTAL FINANCIAL CORPORATION

By:	/s/ Eric M. Sprink
Eric M. Sprink
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Eric M. Sprink	President, Chief Executive Officer	July 17, 2018
Eric M. Sprink	and Director
(principal executive officer)

/s/ Joel G. Edwards	Executive Vice President, Chief Financial	July 17, 2018
Joel G. Edwards	Officer
(principal financial and accounting officer)

Director (Chairman)
Andrew P. Skotdal

/s/ Christopher D. Adams	Director (Vice Chairman)	July 17, 2018
Christopher D. Adams

/s/ Andrew R. Dale	Director	July 17, 2018
Andrew R. Dale

/s/ John M. Haugen, Jr.	Director	July 17, 2018
John M. Haugen, Jr.

Director
Steven D. Hovde

/s/ Thomas D. Lane	Director	July 17, 2018
Thomas D. Lane

/s/ Jack T. Thompson	Director	July 17, 2018
Jack T. Thompson

/s/ Gregory A. Tisdel	Director	July 17, 2018
Gregory A. Tisdel